Exhibit 99.1

INNOVAQOR, INC. ANNOUNCES A REDUCTION OF OUTSTANDING COMMMON SHARES AS A RESULT OF CERTAIN SHAREHOLDERS PARTICIPATING IN A SHARE EXCHANGE

WEST PALM BEACH, Fla. (February 21, 2024) — InnovaQor, Inc. (OTC: INQR) announces that, to date, certain common shareholders have agreed to exchange a total of 40,700,000 common shares for shares of Series E and F Preferred Stock at an exchange value of $0.005 per share of common stock. Each shareholder will receive 50% of the value of common shares exchanged in Series E Preferred Stock and the remaining 50% in Series F Preferred Stock. This reduces the currently issued number of common shares from 244,953,286 to 204,253,286.

The stated value of each share of Series E Preferred Stock and Series F Preferred Stock is initially $100.00. Each share’s stated value increases by $20.00 upon each anniversary of its original issuance. The stated value of the Series E Preferred Stock shall be (i) $100.00 until the day before the first anniversary of the original issue date of such preferred stock, (ii) $120.00 from the first anniversary of the original issue date until the day before the second anniversary of the original issue date, and (iii) $140.00 from and after the second anniversary of the original issue date until the mandatory conversion date for the Series E Preferred Stock. The stated value of the Series F Preferred Stock shall be (i) $100.00 until the day before the first anniversary of the original issue date of such preferred stock, (ii) $120.00 from the first anniversary of the original issue date until the day before the second anniversary of the original issue date, (iii) $140.00 from the second anniversary of the original issue date until the day before the third anniversary of the original issue date, and (iv) $160.00 from and after the third anniversary of the original issue date until the mandatory conversion date of the Series F Preferred Stock.

“This is a significant reduction in currently issued common stock,” said Darrell Peterson, the CEO of InnovaQor. “We believe this share exchange is a much better mechanism than a reverse split of our common shares, to restructure the capitalization of the company in a manner that should be more attractive to investors.”

For further information on InnovaQor, Inc., and all the Company’s products please visit www.innovaqor.com

About InnovaQor, Inc.

InnovaQor delivers innovative technology and software solutions for the medical sector and intends to build a communication platform specifically for the medical sector, which will facilitate communication and collaboration between peers and allow the addition of revenue generating bolt on offers, including existing solutions and a new recruitment matching product for the healthcare sector.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Gerard Dab
561 421 1905
press@innovaqor.com